EXHIBIT 10.14

AMENDMENT NO. 4

TO THE

SECOND AMENDED AND RESTATED

FINANCING AGREEMENT

THIS AMENDMENT NO. 4, dated as of March 10, 2004 (this “Amendment”), to the Second Amended and Restated Financing Agreement, dated as of August 13, 2003, as amended pursuant to the Consent and Amendment No. 1, dated as of November 14, 2003, and Amendment No. 2, dated as of December 3, 2003, and the Consent and Amendment No. 3, dated as of February 16, 2004, and as supplemented by the Joinder Agreement, dated as of December 3, 2003 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among ATP Oil & Gas Corporation, a Texas corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (together with ATP Oil & Gas (UK) Limited, each a “Guarantor” and collectively, the “Guarantors” and, together with the Borrower, each a “Loan Party” and collectively, the “Loan Parties”), each of the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Ableco Finance LLC, a Delaware limited liability company (“Ableco”), as collateral agent and administrative agent for the Lenders (in such capacity, the “Collateral Agent” or the “Administrative Agent”), and Wells Fargo Foothill, Inc., a California corporation (“Foothill”), as funding agent for the Lenders (in such capacity, the “Funding Agent”, and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively the “Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Financing Agreement among the Borrower, the Guarantors, each of the Lenders from time to time party thereto, Ableco, in its capacity as the Collateral Agent and Administrative Agent for the Lenders, and Foothill, in its capacity as Funding Agent for the Lenders, the Lenders have agreed to make certain revolving loans, which includes a subfacility for the issuance of Letters of Credit (as defined in the Financing Agreement), to the Borrower; and

WHEREAS, the Lenders have agreed to amend certain provisions related to the hedging obligations of the Loan Parties in respect of its production in the United Kingdom subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and agreements herein, the parties hereto hereby agree as follows:

1.     Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

2.     Hedging Agreements. Clause (ii) of Section 7.01(t) of the Financing Agreement is hereby amended by deleting the phrase “on the date that is 30 days after the commencement of commercial production of Hydrocarbons from such field and ending the date that is 60 days after the commencement of such commercial production” and substituting the phrase “March 30, 2004 and ending April 30, 2004” in lieu thereof.

3.     Conditions to Effectiveness. The effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”) is subject to the following conditions precedent that:

(a) this Amendment shall have been duly executed by an Authorized Officer of the Borrower and each Guarantor and the Agents and the Lenders and delivered to the Agents;

(b) after giving effect to this Amendment, each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on such date;

(d) the Borrower shall have engaged a financial consultant satisfactory to the Agents in their sole discretion and on terms and conditions satisfactory to the Agents in their sole discretion, and the Borrower shall provide a fully executed copy of such engagement letter to the Agents, certified by the Chief Financial Officer of the Borrower as true, complete and correct and as being in full force and effect as of the Amendment Effective Date;

(e) the Agents shall be satisfied all fees and expenses of the Agents and the Lenders (including, without limitation, fees and expenses of counsel) shall be paid in full, it being understood that such fees and expenses may be charged to the Borrower’s Loan Account; and

(f) all other legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

4.     Amendment Fee. An amendment fee equal to $50,000, shall be due, payable and owing by the Borrower to the Agents, for their own accounts (of which $42,500 shall be payable to the Collateral Agent and the Administrative Agent and $7,500 shall be payable to the Funding Agent), on the earlier of March 31, 2004 and the occurrence of a Default or Event of Default, and such amendment fee may be charged to the Borrower’s Loan Account.

5.     Representations and Warranties. Each of the Loan Parties hereby jointly and severally represents and warrants to the Agents and the Lenders as follows:

(a) Each of the Loan Parties has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby, and this Amendment has been duly executed and delivered by each Loan Party.

(b) The execution, delivery and performance of this Amendment by each of the Loan Parties, and the performance by each of the Loan Parties of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its material properties, and (iv) do not and will not result in any material default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended hereby.

(d) This Amendment and the Financing Agreement, as amended hereby, constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Persons in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

6.     Ratification. Except as otherwise expressly provided herein, each Loan Party confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date on which this Amendment is effective all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder”, or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (b) to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent, or to grant to the Administrative Agent a security interest in or lien on, any collateral as security for its obligations from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all of its obligations, whether now existing or hereafter arising. This Amendment does not and shall not affect any Obligation or Guarantee Obligation (as the case may be), other than as expressly provided herein, of any Loan Party under or arising from the Financing Agreement or any other Loan Document, all of which obligations are hereby ratified and shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders under the Financing

Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

7.     Expenses. The Borrower hereby agrees to pay to the Agents upon demand the amount of any and all fees, costs and expenses, including the reasonable fees, disbursements and other client charges of the Agents’ counsel, which the Agents may incur in connection with this Amendment, the amounts of which the Borrower agrees may be charged to the Loan Account.

8.     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same waiver. Delivery of an executed counterpart of this Amendment by telecopier shall be equally as effective as delivery of an original executed counterpart of this Amendment.

9.     Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

AGENTS AND LENDERS:

ABLECO FINANCE LLC, as Collateral Agent, Administrative Agent and Lender, for itself as a Lender and on behalf of its affiliate assigns as Lenders

By:	/s/ KEVIN GENDA

Title:	Senior Vice President

WELLS FARGO FOOTHILL, INC., as Funding Agent and Lender

By:	/s/ DREW STAWIN

Title:	Senior Vice President

BORROWER:

ATP OIL & GAS CORPORATION

By:	/s/ T. PAUL BULMAHN

Title:	President

GUARANTOR:

ATP ENERGY, INC.

By:	/s/ T. PAUL BULMAHN

Title:	President

ATP OIL & GAS (UK) LIMITED

By:	/s/ T. PAUL BULMAHN

Title:	Chairman